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EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Diplomat Direct Marketing Corporation
Teaneck, New Jersey


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of our report dated January 30, 1999 relating to the financial statements of Diplomat Direct Marketing Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1998.


                                              /s/ BDO Seidman, LLP

New York, New York
July 9, 1999